SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT




   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                         Date of Report:  August 29, 1997



                           J.B. WILLIAMS HOLDINGS, INC.
              (Exact name of registrant as specified in its charter)


          Delaware                     33-83734                  06-1362390
          --------                     --------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
of incorporation)                     File Number)              Identification
                                                                Number)


                    65 Harristown Road, Glen Rock, N.J.  07452
              (Address of principal executive offices and zip code)


     Registrant's telephone number, including area code:  (201) 251-8100


                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to an Asset Purchase Agreement dated as of August 6, 1997 (the "Asset Purchase Agreement"), on August 29, 1997 (the "Closing Date"), J.B. Williams Company, Inc., a Delaware corporation (the "Buyer") and wholly owned subsidiary of J.B. Williams Holdings, Inc. (the "Registrant"), acquired substantially all of the assets of the San Francisco Soap Company division of Avalon Natural Cosmetics, Inc., a California corporation (the "Seller") (such acquired assets constituting the "Acquired Business"). The assets acquired consisted primarily of the trademarks "San Fransciso Soap Company" and "Avalon Natural Cosmetics", the inventory of the Acquired Business, the equipment and machinery dedicated to the Acquired Business, the intellectual property relating to the Acquired Business and the goodwill of the Acquired Business as a going concern. The equipment, machinery and other physical property so acquired was used by the Seller in the conduct of the Acquired Business, and will continue to be used by the Buyer in the
conduct of the Acquired Business.   As of the date of the Asset Purchase
Agreement, there existed no material relationship between the Buyer and the Seller and either party's affiliates, nor between any director or officer of the registrant, or any associate of any such director or officer. See below for a description of certain non-compete and consulting agreements entered into between the Buyer and certain officers and shareholder of the Seller.

         The consideration paid to the Seller by the Buyer for the Acquired Business was $4,000,000 in cash, plus the book value of the purchased inventory. Of this amount, $2,203,984.68 was deferred until October 31, 1997. The book value of the purchased inventory was $5,703,984.68. In addition, the Buyer is required to make five annual payments during the five years following the Closing equal to 2.5% of Net Sales during such five year period, with each such annual payment being in the minimum amount of $250,000. The Buyer also agreed to pay an additional $2,000,000 to two officers of the Seller (one of whom was the majority shareholder of the Seller) in return for such persons entering into five year non-competition agreements in favor of the Buyer. The Buyer also entered into three year consulting agreements with these persons, providing for an aggregate annual payment of $300,000.

         The source of funds employed in the acquisition of the Acquired Business was working capital of Holdings. The purchase price paid was based on the book value of the purchased inventory, with the purchase price for the remaining assets being the result of arms' length negotiation between the Buyer and the Seller.

     (c)  Exhibits.

  Exhibit No.                                Description
  -----------                                -----------
     2.1 Asset Purchase Agreement, dated as of August 6, 1997, by and between J.B. Williams Company, Inc. and Avalon Natural Cosmetics, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     J.B. WILLIAMS COMPANY, INC.


Date:  October 31, 1997              By:  /s/ KEVIN C. HARTNETT
                                     ---------------------------
                                     Kevin C. Hartnett
                                     Chief Financial Officer

                                    Exhibit Index
                                    -------------

  Exhibit No.                              Description
  -----------                              -----------
     2.1 Asset Purchase Agreement, dated as of August 6, 1997, by and between J.B. Williams Company, Inc. and Avalon Natural Cosmetics, Inc.